UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to amend the information disclosed in the Current Report on Form 8-K filed by FNBH Bancorp, Inc. (the "Company") on December 11, 2013, by including the information set forth under Item 5.01 below. The Amendment No. 1 restates the Current Report on Form 8-K filed on December 11, 2013 in its entirety.

Item 1.01 Entry into a Material Definitive Agreement

In Current Reports on Form 8-K filed by the Company on June 14, 2013 and August 8, 2013, the Company disclosed that it had entered into a series of agreements to sell shares of its Series B Mandatorily Convertible Non-Cumulative Junior Participating Preferred Stock (the "Preferred Stock") to various investors in a private placement transaction, subject to the satisfaction of certain conditions.

On December 11, 2013, the Company entered into a series of new subscription agreements with various accredited investors pursuant to which the Company has agreed to sell additional shares of Preferred Stock that will result in aggregate gross proceeds to the Company from such new subscription agreements of approximately $0.5 million. Together with the gross proceeds to be received by the Company pursuant to the subscription agreements described in the Current Reports filed June 14, 2013, and August 8, 2013, the total gross proceeds to the Company from this private placement transaction are expected to be approximately $17.5 million. After payment of estimated offering expenses of approximately $1.1 million, the Company expects to receive net proceeds of approximately $16.4 million.

The terms and conditions of the Preferred Stock are set forth in the Certificate of Designation of Mandatorily Convertible Non-Cumulative Junior Participating Preferred Stock, Series B, of FNBH Bancorp, Inc. filed with the State of Michigan on December 2, 2013, and attached as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on December 6, 2013. The Preferred Stock is convertible into shares of the Company's common stock at a rate reflecting a price per share of common stock of $0.70, subject to certain anti-dilution adjustments. The conversion into common stock will take place automatically upon the approval by the Company's shareholders of additional shares of authorized common stock. Until converted into common stock, the Preferred Stock has terms that are substantially identical to the terms applicable to the Company's outstanding common stock with respect to dividends, distributions, voting, and other matters. For matters submitted to a vote of the holders of the Company's common stock, including the proposal to authorize additional shares of common stock, the Preferred Stock will vote with the common stock, as a single class, as if the Preferred Stock was already converted into common stock. The shares of Preferred Stock issued by the Company in this private placement transaction are convertible into approximately 25.0 million shares of the Company's common stock.

The foregoing description of the material terms of the subscription agreements does not purport to be a complete description of the rights and obligations of the parties involved and is qualified in its entirety by reference to the full text of the terms of the subscription agreements.

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Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

In connection with sale of the shares of Preferred Stock described in Item 1.01 above, the Company will rely upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act. The shares were offered to a limited number of persons, all of whom are accredited investors, and transfer of the shares will be restricted by the Company in accordance with the requirements of the Securities Act.

Item 5.01 Changes in Control of Registrant

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on June 14, 2013, Mr. Stanley B. Dickson, Jr., a director of the Company and its subsidiary bank, agreed to purchase 7,500 shares of Preferred Stock in the private placement transaction described above. Effective with the closing of the private placement transaction on December 11, 2013, the Company issued these 7,500 shares of Preferred Stock to Mr. Dickson. The purchase price for the shares was $7,500,000 ($1,000 per share), less a 6% commitment fee. The net investment of $7,050,000 was made by Mr. Dickson using his personal funds.

Prior to the issuance of these shares, Mr. Dickson was the beneficial owner of 51,743 shares of the Company's common stock, all of which were held by Moross Limited Partnership. Mr. Dickson is the President of the general partner of Moross Limited Partnership. In December 2013, Mr. Dickson acquired these shares of common stock from Moross Limited Partnership.

As a result, Mr. Dickson currently owns 51,743 shares of the Company's common stock and 7,500 shares of the Preferred Stock, which are convertible into 10,714,285 shares of the Company's common stock. Therefore, on a fully-diluted basis (assuming the conversion into common stock of all of the outstanding shares of Preferred Stock), Mr. Dickson currently owns approximately 42% of the Company's common stock.

As previously disclosed, in connection with Mr. Dickson's investment, the Company has agreed that (a) as long as Mr. Dickson beneficially owns 15% of the Company's outstanding common stock, he will be entitled to appoint two representatives to the respective Boards of Directors of the Company and the Bank (inclusive of his current Board seat), subject to certain terms and conditions, (b) as long as Mr. Dickson beneficially owns 30% of the Company's outstanding common stock, he will be entitled to appoint a third representative to the respective Boards of Directors of the Company and the Bank, subject to certain terms and conditions, and (c) the Company will be required to obtain Mr. Dickson's prior consent to increase the size of the Board of Directors to a number greater than nine.

The disclosures set forth in this Item 5.01 are qualified in their entirety by the provisions of the Securities Purchase Agreement between the Company and Mr. Dickson dated June 12, 2013, a copy of which was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and is incorporated here by reference.

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Item 7.01 Regulation FD Disclosure

On December 11, 2013, the Company closed the private placement transaction described in Item 1.01 above by issuing a total of approximately 17,500 shares of Preferred Stock in exchange for aggregate gross proceeds to the Company of approximately $17.5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: December 30, 2013	/s/ Ronald L. Long
	By:	Ronald L. Long
	Its:	Chief Executive Officer

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